UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2014

LAS VEGAS RAILWAY EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54648 (Commission File Number)	56-2646797 (I.R.S. Employer Identification No.)

6650 Via Austi Parkway, Suite 170 Las Vegas, NV 89119 (Address of principal executive offices) (zip code)

702-583-6715 (Registrant’s telephone number, including area code)

Copies to: Gregory Sichenzia, Esq. Jeff Cahlon, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway New York, NY 10006 Telephone: (212) 930-9700 Fax: (212) 930-9725 Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

From February 3, 2014 to March 3, 2014, Las Vegas Railway Express, Inc. (the “Company”), entered into and closed a series of subscription agreements (the “Subscription Agreements”) with accredited investors (the “Investors”), pursuant to which the Investors (i) converted an aggregate of  $2,215,000 in principal amount of unsecured convertible notes (the “Notes”) and associated accrued interest of $161,104, held by the Investors, into shares of the Company’s common stock, at a conversion price of $0.60 per share, such that the Company issued an aggregate of 3,960,175 shares of the Company’s common stock upon conversion of the Notes, and (ii) exchanged warrants held by the Investors (the “Investor Warrants”) to purchase an aggregate of  2,580,000 shares of common stock into 2,322,000 shares of common stock (based on an exchange rate of 0.9 shares of common stock for each warrant to purchase one share of common stock).
The Company granted to the Investors piggyback registration rights with respect to the shares of common stock issued upon conversion of the Notes and exchange of the Investor Warrants until such shares may be sold pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”).

The Company retained GVC Capital LLC (the “Placement Agent”) as the placement agent for the Subscription Agreements and agreed to pay the Placement Agent fees of $50,375.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act for transactions not involving a public offering.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits                                                      Description

10.1                                           Form of Subscription Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAS VEGAS RAILWAY EXPRESS, INC.

Date: March 3, 2014	By:	/s/ Michael Barron
Name: Michael Barron
Title: Chief Executive Officer